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                                                                    Exhibit 99.5

                       ORIGEN RESIDENTIAL SECURITIES, INC.

                                  as Purchaser,

                      [ORIGEN SECURITIZATION COMPANY, LLC]

                            [ORIGEN SERVICING, INC.]

                                   as Seller,

                                       and

                             ORIGEN FINANCIAL L.L.C.

                                  as Originator

                            ASSET PURCHASE AGREEMENT
                                  Series 20__-_

                            Dated as of _______, 20__

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                                TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS.................................................................................         2

         Section 1.1  Definitions.....................................................................         2

ARTICLE II  SALE OF ASSETS AND RELATED PROVISIONS.....................................................         2

         Section 2.1  Sale of Assets..................................................................         2
         Section 2.2  Obligations of the Seller Upon Sale.............................................         2
         Section 2.3  Payment of Purchase Price for the Assets........................................         4

ARTICLE III  REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH......................................         4

         Section 3.1  Seller Representations and Warranties...........................................         4
         Section 3.2  Originator Representations and Warranties.......................................         5
         Section 3.3  Representations and Warranties Regarding Each Contract..........................         6
         Section 3.4  Representations and Warranties Regarding Each Mortgage Loan.....................        10
         Section 3.5  Representations and Warranties Regarding the Assets in the Aggregate............        15
         Section 3.6  Representations and Warranties Regarding the Asset Files........................        16
         Section 3.7  Remedies for Breach.............................................................        17

ARTICLE IV  SELLER'S COVENANTS........................................................................        19

         Section 4.1  Covenants of the Seller.........................................................        19

ARTICLE V  INDEMNIFICATION BY THE ORIGINATOR..........................................................        19

         Section 5.1  Indemnification.................................................................        19

ARTICLE VI  TERMINATION...............................................................................        19

         Section 6.1  Termination.....................................................................        19

ARTICLE VII  MISCELLANEOUS PROVISIONS.................................................................        19

         Section 7.1  Amendment.......................................................................        19
         Section 7.2  Governing Law...................................................................        20
         Section 7.3  Notices.........................................................................        20
         Section 7.4  Severability of Provisions......................................................        21
         Section 7.5  Relationship of Parties.........................................................        21
         Section 7.6  Counterparts....................................................................        21
         Section 7.7  Further Agreements..............................................................        22
         Section 7.8  Intention of the Parties........................................................        22
         Section 7.9  Successors and Assigns; Assignment of Agreement.................................        22
         Section 7.10  Survival.......................................................................        22
         Section 7.11  Third Party Beneficiary........................................................        23

SCHEDULE 1
         LIST OF CONTRACTS ...........................................................................       I-1
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                                                                    Exhibit 99.5

            This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of _____________, 20__, is made among [Origen Securitization Company, LLC] [Origen Servicing, Inc.] (the "Seller"), Origen Residential Securities, Inc. (the "Purchaser") and Origen Financial L.L.C. (the "Originator").

                              W I T N E S S E T H:

            WHEREAS, the Seller owns the manufactured housing installment sales contracts and installment loan agreements listed on Schedule I-A hereto (collectively, the "Contracts") and the mortgage loans listed on Schedule I-B hereto (the "Mortgage Loans," and, together with the Contracts, the "Assets"); and

            WHEREAS, the parties hereto desire that the Seller sell the Assets to the Purchaser, and that the Originator make certain representations and warranties on the Closing Date and undertake certain obligations on the Closing Date with respect to such Assets, in each case pursuant to the terms of this Agreement; and

            [FOR DEBT DEALS: WHEREAS, pursuant to the terms of a Trust Agreement dated as of __________, 20__ (the "Trust Agreement"), among the Purchaser, as depositor, [__________________], as owner trustee (the "Owner Trustee") and [__________________], as certificate registrar and certificate paying agent, the Purchaser will convey the Assets to the Issuer;] and

            [FOR DEBT DEALS: WHEREAS, pursuant to the terms of a Servicing Agreement dated as of _____________, 20__ (the "Servicing Agreement"), among Origen Servicing, Inc., as servicer (the "Servicer"), [__________________, as backup servicer,] Origen Manufactured Housing Contract Trust 20__-_, a Delaware statutory trust (the "Issuer") and [__________________] ("[Bank]"), as [Indenture] Trustee (the "[Indenture] Trustee"), the Servicer will service the Assets directly;] and

            [FOR DEBT DEALS: WHEREAS, pursuant to the terms of an Indenture dated as of _____________, 20__ (the "Indenture"), between the Issuer and the [Indenture] Trustee, the Issuer will pledge Assets and issue and transfer to, the Purchaser the Origen Manufactured Housing Contract Collateralized Notes, Series 20__-_, Class A-1, Class A-2, Class A-3, Class A-4, Class M-1 and Class M-2 Notes (collectively, the "Notes"), representing debt of the Issuer;] and

            [FOR DEBT DEALS: WHEREAS, the parties intend these transactions to be treated for federal, state and local tax purposes as the retention by Origen REIT of ownership of the Assets and the financing of such Assets through the issuance of secured indebtedness evidenced by the Notes, and have mutually covenanted to treat the transactions consistent with that intent for all federal, state and local tax purposes;]

            [FOR CERTIFICATE DEALS: WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement dated as of [_____________, 20__], (the "Pooling and Servicing Agreement"), among the Originator, the Seller, the Depositor, the Servicer[, the Backup Servicer] and the Trustee, the Depositor will convey the assets to Origen Residential Pass-Through Certificates Trust 20__-__, the Servicer will service the Assets and the Origen Residential Pass-Through Certificates, Series 20__-_ (the "Certificates") will be issued;]

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1 Definitions. For all purposes of this Asset Purchase Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the [definitions attached to the Indenture as Appendix A, which is incorporated by reference herein] [Pooling and Servicing Agreement]. All other capitalized terms used herein shall have the meanings specified herein.

                                   ARTICLE II

                      SALE OF ASSETS AND RELATED PROVISIONS

      Section 2.1 Sale of Assets.

            (a) The Seller, concurrently with the execution and delivery of this Agreement, does hereby transfer, sell, assign, set over, and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under the following, whether now existing or hereafter acquired and wherever located: (i) the Contracts listed on the List of Contracts and the Mortgage Loans listed on the Mortgage Loan Schedule, as amended from time to time (including the security interests created thereby), including all principal of and interest received on or with respect to such Contracts and Mortgage Loans after the Cut-Off Date, (ii) all of the rights under all Hazard Insurance Policies relating to the Manufactured Homes and Mortgaged Properties securing such Assets for the benefit of the creditors under such Assets, (iii) all documents contained in the Asset Files with respect to the related Assets, and
(iv) all proceeds of any of the foregoing.

            (b) Other than for federal, state and local tax purposes, the parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Assets and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Assets and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law. The transactions described herein will be treated as set forth in Section 7.8 hereof for federal, state and local tax purposes.

      Section 2.2 Obligations of the Seller Upon Sale.

            (a) In connection with the transfer pursuant to Section 2.1 hereof, the Seller further agrees, at its own expense, on or prior to the Closing Date with respect to each Asset, (a) to indicate in its books and records that the Assets have been sold to the Purchaser or to the Issuer, as assignee of the Purchaser, pursuant to this Agreement and (b) to deliver to the Purchaser an electronic file containing a true and complete list of all such Assets specifying for

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each such Asset, as of the related Cut-off Date: (i) its account number and (ii) the Cut-off Date Principal Balance and such other information specified in the definition of "List of Contracts" or of "Mortgage Loan Schedule," as applicable, in the [Indenture] [Pooling and Servicing Agreement]. Such electronic file shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

            (b) In connection with the conveyance by the Seller, on or prior to the Closing Date with respect to each Asset, the Seller shall deliver or cause to be delivered to the [Indenture] Trustee, or the Custodian on its behalf, the original documents or instruments with respect to each Contract, Land-and-Home Contract and Mortgage Loan transferred and assigned, the required contents of the related Contract File, Land-and-Home Contract File, or Trustee Mortgage Loan File, as the case may be.

            (c) The Seller further hereby confirms to the Purchaser that, as of the Closing Date with respect to each Asset, it has caused the portions of the Electronic Ledger relating to the Assets maintained by the Seller to be clearly and unambiguously marked to indicate that the Assets have been sold to the Purchaser or the [Indenture] Trustee as assignee of the Purchaser, as applicable. The Electronic Ledger shall indicate that the Assets are held by the Custodian on behalf of the Trustee.

            (d) For administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage related to Land-and-Home Contracts shall not be required to be submitted for recording; provided, however, that each Assignment of Mortgage for each Land-and-Home Contract shall be submitted for recording by the Seller, at its expense and at the direction of the Servicer, in the name of the [Indenture] Trustee, at no expense to the Issuer or the [Indenture] Trustee, upon the occurrence of a bankruptcy or insolvency proceeding instituted by the Servicer, or the continuance of such a proceeding against the Servicer instituted by another party, unstayed, for 60 days. Upon receipt of written notice that recording of the Assignments of Mortgage is required pursuant to the condition set forth in the preceding sentence, the Seller shall be required to deliver such Assignments of Mortgage within 60 days following receipt of such notice.

            The Seller promptly shall (within 60 Business Days following the date it becomes required to submit Assignments of Mortgage related to Land-and-Home Contracts for recording pursuant to this Section 2.2(d)) submit or cause to be submitted for recording, at no expense to the Purchaser (or the Trust Estate or the [Indenture] Trustee under the Indenture), in the appropriate public office for real property records, each Assignment of Mortgage for each Land-and-Home Contract and shall execute each original Assignment of Mortgage in the following form: "[_______________________], as [Indenture] Trustee under the applicable agreement." In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Seller promptly shall prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter cause each such Assignment of Mortgage to be duly recorded.

            (e) In lieu of recording an Assignment of any Mortgage for any Mortgage Loan, the Seller may deliver or cause to be delivered to the [Indenture] Trustee or its Custodian the Assignment of the Mortgage from the Seller to the [Indenture] Trustee in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to

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protect the Trustee's right, title and interest in and to the related Mortgage
Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the [Indenture] Trustee in the related Mortgage Loan. In the event that the Servicer receives notice that recording is required to protect the right, title and interest of the [Indenture] Trustee in and to any such Mortgage Loan for which recordation of an Assignment has not previously been required, the Servicer shall promptly notify the [Indenture] Trustee and the [Indenture] Trustee shall within five Business Days of its receipt of such notice deliver, or cause to be delivered, each previously unrecorded Assignment to the Servicer for recordation.

            (f) If a material defect in any Asset File is discovered which may materially and adversely affect the value of the related Asset, or the interests of the [Indenture] Trustee (as pledgee of the Assets), the Noteholders or the Certificateholders in such Asset including if any document required to be delivered to the [Indenture] Trustee has not been delivered, the Seller shall cure such defect, repurchase the related Asset at the Repurchase Price or substitute an Eligible Substitute Asset for the related Asset upon the same terms and conditions set forth in Section 3.6 hereof for breaches of representations and warranties as to the Assets.

            (g) The Seller agrees to prepare and execute UCC-1 financing statements with the Secretary of State in the State of Delaware (which shall have been filed within seven days of the Closing Date) describing the Assets and naming the Seller as debtor and the Purchaser (and indicating that such Assets have been assigned to the Issuer and pledged to the [Indenture] Trustee), as secured party and all necessary continuation statements and any amendments to the UCC-1 financing statements required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC-1 financing statements due to the change in the location of the Seller, as are necessary to perfect and protect the [Indenture] Trustee's interest in each Asset and the proceeds thereof.

            (h) [The Seller may from time to time sell Subsequent Assets to the Depositor on Subsequent Transfer Dates as described in Section 2.03 of the Pooling and Servicing Agreement.]

      Section 2.3 Payment of Purchase Price for the Assets. In consideration of the sale of the Assets from the Seller to the Purchaser on the Closing Date, the Purchaser agrees to pay to the Seller on the Closing Date by transfer of immediately available funds, an amount equal to $______________ (the "Purchase Price")[, and to transfer to, or upon order of, the Seller on the Closing Date the Trust Certificates].

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

      Section 3.1 Seller Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Closing Date:

            (a) Organization and Good Standing. The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power to own its assets and to transact the business in which it is

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currently engaged. The Seller is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Seller.

            (b) Authorization; Binding Obligations. The Seller has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

            (c) No Consent Required. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

            (d) No Violations. The execution, delivery and performance of this Agreement by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court or the organization documents of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound.

            (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement or the [Certificates] [Notes] which, if adversely determined, would in the opinion of the Seller have a material adverse effect on the transactions contemplated by this Agreement.

            (f) Seller's Office. The Seller's chief executive office is in Southfield, Michigan.

            (g) Seller's Location. For purposes of the Uniform Commercial Code, the Seller's location is Delaware.

      Section 3.2 Originator Representations and Warranties. The Originator represents and warrants to the Purchaser as of the Closing Date with respect to each [Initial and Additional] Asset:

            (a) Organization and Good Standing. The Originator is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power to own its assets and to transact the business in which it is currently engaged. The Originator is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the

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failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Originator.

            (b) Authorization; Binding Obligations. The Originator has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Originator enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

            (c) No Consent Required. The Originator is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

            (d) No Violations. The execution, delivery and performance of this Agreement by the Originator will not violate any provision of any existing law or regulation or any order or decree of any court or the organization documents of the Originator, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Originator is a party or by which the Originator may be bound.

            (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Originator threatened, against the Originator or any of its properties or with respect to this Agreement or the [Notes] [Certificates] which, if adversely determined, would in the opinion of the Originator have a material adverse effect on the transactions contemplated by this Agreement.

            (f) Licensing. The Originator is duly registered as a finance company in each state in which Contracts were originated, to the extent such registration is required by applicable law.

            (g) Originator's Office. The Originator's chief executive office is in Southfield, Michigan.

            (h) Origen REIT is a REIT. Origen Special Purpose, L.L.C. and any Affiliate of Origen REIT that holds a Trust Certificate is a "qualified REIT subsidiary" as defined in Section 856(i) of the Internal Revenue Code of 1986, as amended.

      Section 3.3 Representations and Warranties Regarding Each Contract.

            The Seller and Originator each represents and warrants to the Purchaser and its assignees as of the Closing Date with respect to each [Initial and Additional] Contract [, and as of the applicable Subsequent Transfer Date with respect to each Contract that is a Subsequent Asset identified in an updated List of Contracts]:

            (a) List of Contracts. The information set forth in the applicable List of Contracts is true and correct as of its date.

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            (b) Payments. As of the Cut-Off Date, the most recent scheduled payment was made by or on behalf of the Obligor (without any advance from the Seller or any Person acting at the request of the Seller) or was not past due for more than [59] days.

            (c) No Waivers. The terms of the Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File or Land-and-Home Contract File, as applicable.

            (d) Binding Obligation. The Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally.

            (e) No Defenses. The Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Contract or the exercise of any right thereunder will not render the Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

            (f) Insurance Coverage. The Manufactured Home securing the Contract is covered by a Hazard Insurance Policy in the amount required by Section [3.10 of the Servicing Agreement] [5.09 of the Pooling and Servicing Agreement]. With respect to any Contract, the Seller has obtained: (i) a statement from the Obligor's insurance agent or other information source that the Manufactured Home was, at the time of origination of the Contract, not in a federally designated special flood hazard area; or (ii) evidence that, at the time of origination, flood insurance was in effect, which coverage is at least equal to that required by Section [3.10 of the Servicing Agreement] [5.09 of the Pooling and Servicing Agreement] or such lesser coverage as may be available under the federal flood insurance program. All premiums due as of the Closing Date on such insurance have been paid in full.

            (g) Origination. The Contract was originated by a manufactured housing dealer and purchased by the Originator, or originated by the Originator directly, in the regular course of its business.

            (h) Lawful Assignment. The Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Contract pursuant to this Agreement or pursuant to transfers of Notes or Certificates, or the ownership of the Contract by the Issuer, unlawful or render the Contract unenforceable.

            (i) Compliance with Law. At and since the date of origination of the Contract, all requirements of any federal and state laws, rules and regulations applicable to the Contract, including, without limitation, usury, truth in lending, equal credit opportunity, predatory and abusive lending laws, have been complied with, and the Originator shall for at least the period of this Agreement, maintain in its possession, available for the [Indenture] Trustee's inspection, and shall deliver to the [Indenture] Trustee upon demand, evidence of compliance with all such requirements. Such compliance is not affected by the Purchaser's or its assignee's ownership of the Contract.

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            (j) Contract in Force. The obligation set forth in the Contract has not been satisfied or subordinated in whole or in part, nor has the Contract been rescinded, and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part.

            (k) Valid Security Interest. Each Contract (other than the Land-and-Home Contracts) creates a valid and enforceable perfected first priority security interest in favor of the Originator in the Manufactured Home covered thereby as security for payment of the Cut-Off Date Principal Balance of such Contract. The Originator has assigned to the Seller and the Seller has assigned all of its right, title and interest in such Contract, including the security interest in the Manufactured Home covered thereby, to the Purchaser. The Purchaser will own each Contract free of any lien and has and will have a valid and enforceable first priority security interest in each Manufactured Home covered thereby. Upon execution of the [Indenture] [Pooling and Servicing Agreement], the [Indenture] Trustee will have a valid and perfected first priority security interest in the related Manufactured Home securing each Contract included in the Trust Estate.

            Each Mortgage related to a Land-and-Home Contract is a valid first lien in favor of the Seller on real property securing the amount owed by the Obligor under the related Land-and-Home Contract subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Land-and-Home Contract obtained by the Seller and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage. As of the Closing Date, with respect to each Contract, the Seller will have assigned all of its right, title and interest in such Land-and-Home Contract and related Mortgage, including the security interest in the Manufactured Home covered thereby, to the Purchaser who will assign it to the [Issuer] [Trust], [who will pledge it to the [Indenture] Trustee under the Indenture.] The Purchaser will have a valid and perfected and enforceable first priority security interest each Mortgaged Property related to a Land-and-Home Contract, subject to the exceptions set forth above.

            (l) Capacity of Parties. The signature(s) of the Obligor(s) on the Contract are genuine and all parties to the Contract had full legal capacity to execute the Contract.

            (m) Good Title. In the case of a Contract purchased from a manufactured housing dealer, the Originator purchased the Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the Contract was subject to a security interest. Immediately prior to the transfer hereunder, the Seller has good and marketable title thereto free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest and is the sole owner thereof with full right to transfer the Contract to the Purchaser. With respect to any Contract bearing a stamp indicating that such Contract has been sold to another party, such other party's interest in such Contract has been released.

            (n) No Defaults. As of the Cut-Off Date, there was no default, breach, violation or event permitting acceleration existing under the Contract and no event which, with

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notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by clause (b) above). The Seller has not waived any such default, breach, violation or event permitting acceleration except payment delinquencies permitted by clause (b) above. As of the Closing Date, the related Manufactured Home is, to the best of the Seller's and the Originator's knowledge, free of damage and in good repair. No Manufactured Home has suffered damage that is not covered by a Hazard Insurance Policy, including, but not limited to, hurricanes, earthquakes, floods, tornadoes, straight-line winds, sinkholes, mudslides, volcanic eruptions and other natural disasters.

            (o) No Liens. As of the Closing Date, there are no liens or claims which have been filed for work, labor or materials affecting the Manufactured Home or any related Mortgaged Property securing the Contract which are or may be liens prior to, or equal or coordinate with, the lien of the Contract.

            (p) Equal Installments. Each Contract with a fixed Contract Rate provides for level monthly payments which, if paid on each Due Date, amortize the loan over its term.

            (q) Enforceability. The Contract contains customary and enforceable provisions so as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security provided thereby.

            (r) One Original. There is only one original executed Contract (other than the original executed copy retained by the Obligor), which Contract has been delivered to the Purchaser or its custodian on or before the Closing Date.

            (s) Loan-to-Value Ratio. At the time of their origination all of the Contracts had Loan-to-Value Ratios not greater than [100%].

            (t) Primary Resident. At the time of origination of the Contract the Obligor was the primary resident of the related Manufactured Home. In the case of the "Buy For" program, the Obligor has purchased the Manufactured Home for the primary resident. The "Buy For" program loans represent [___] Contracts and [__]% of the Cut-off Date Principal Balance of the Contracts as of the Cut-off Date.

            (u) Not Real Estate. With respect to each Contract other than a Land-and-Home Contract, the related Manufactured Home is not generally considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located.

            (v) Notation of Security Interest. With respect to each Contract other than a Land-and-Home Contract, if the related Manufactured Home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such Manufactured Home is being applied for such title document will be issued within 180 days and will show, the Originator or its assignee as the holder of a first priority security interest in such Manufactured Home; if the related Manufactured Home is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in manufactured housing, such filings or recordings have been duly made and show the Originator or its assignee as secured party. If the related Manufactured Home secures a Land-and-Home

Contract, such Manufactured Home is subject to a Mortgage properly filed in the appropriate public recording office or such Mortgage will be properly filed in the appropriate public recording office within 180 days, naming the Originator as mortgagee. In either case, the [Indenture] Trustee has the same rights as the secured party of record would have (if such secured party were still the owner of the Contract) against all Persons (including the Seller and any trustee in bankruptcy of the Seller) claiming an interest in such Manufactured Home.

            (w) Secondary Mortgage Market Enhancement Act. The related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6). Each manufactured housing dealer from whom the Originator purchased such Contract, if any, was then approved by the Originator in accordance with the requirements of the Secretary of Housing and Urban Development set forth in 24 CFR Section 201.27. At the origination of each Contract, the Originator was approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

            (x) Simple Interest and Actuarial Contracts. As of the Cut-off Date, no more than [__]% of the Contracts are "simple interest" manufactured housing installment loan agreements or manufactured housing installment sales contracts and the remaining Contracts are actuarial manufactured housing installment loan agreements or manufactured housing installment sales contracts.

            (y) Land-and-Home Contracts. No Contract other than a Land-and-Home Contract is secured, or intended to be secured, in whole or in part by the lien of a mortgage or deed of trust creating a first lien on an estate in fee simple in the real property.

            (z) Financing of Real Property. No Contract other than a Land-and-Home Contract has financed any amount in respect of real property.

            (aa) No Predatory Loans. No Contract is covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no Contract is in violation of any comparable state law. No Contract in the Trust Estate is a "high cost home," "covered," "high risk home" or "predatory" loan under HOEPA or any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees), as applicable.

            (bb) Georgia Loans. No Land-and-Home Contract was originated on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia.

      Section 3.4 Representations and Warranties Regarding Each Mortgage Loan.

      The Seller and the Originator represent and warrant, jointly and severally, as of the Closing Date with respect to each [Initial and Additional] Mortgage Loan[, and as of the applicable Subsequent Transfer Date with respect to each Subsequent Mortgage Loan identified in an updated Mortgage Loan Schedule]:

            (a) The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct at the date or dates as of which such information was furnished.

            (b) Neither the Seller nor the Originator have assigned any interest or participation in any Mortgage Loan other than as contemplated in this Agreement (or if any such interest or participation has been assigned it has been released or will be released prior to or concurrently with the transfer of such Mortgage Loan pursuant to this Agreement). Neither the Seller nor the Originator has acted to (i) modify any Mortgage Note or Mortgage relating to any Mortgage Loan in any material respect, (ii) satisfy, cancel or subordinate any Mortgage Loan in whole or in part, (iii) release the related Mortgaged Property in whole or in part from the lien of any Mortgage Loan or (iv) execute any instrument effecting the release, cancellation, modification or satisfaction of any Mortgage Loan.

            (c) The Mortgage Note for each Mortgage Loan delivered to the Purchaser or the [Indenture] Trustee is the original Mortgage Note and is the only Mortgage Note evidencing the Mortgage Loan that has been manually signed by the related Obligor. As of the Cut-off Date, there is no default, breach, violation or event of acceleration existing under any of the Mortgage Loan Documents transferred to the [Indenture] Trustee or any event that with notice and expiration of any grace or cure period would result in such a default, breach, violation or event of acceleration.

            (d) As of the [applicable] Cut-off Date, no Monthly Payment on any Mortgage Loan was more than [59] days delinquent.
[____________________________________].

            (e) Each Mortgage Note and Mortgage executed and delivered by an Obligor in connection with a Mortgage Loan has been duly executed and delivered by the related Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (whether considered in a proceeding at law or in equity).

            (f) Each Mortgage securing a Mortgage Loan has been duly recorded in the appropriate governmental recording office in the jurisdiction where the related Mortgaged Property is located or has been submitted to such recording office for recordation.

            (g) If the Mortgage securing a Mortgage Loan does not name the Originator or the Seller as the beneficiary or mortgagee, then a valid assignment, in recordable form, assigning the Mortgage to the Originator or the Seller, has been duly recorded (or has been sent for recordation) in the appropriate records depository for the jurisdiction in which the related Mortgaged Property is located, and the Originator or the Seller has delivered to the Seller the original of such assignment accompanied by appropriate evidence that such assignment has been duly recorded (or a copy thereof certified by the appropriate records depository to be a true and complete copy of the recorded assignment) or a copy of the original assignment together with a certificate from an officer of the Originator or the Seller certifying that such assignment has been sent for recordation in the appropriate records depository, but that such recorded assignment has not been returned to the Originator or the Seller.

            (h) No Mortgage Loan has been modified in any material respect since the date of its origination and no Mortgage Loan is presently subordinated in whole or in part to any other lien, nor has the Mortgaged Property securing any Mortgage Loan been released in whole or in part from the lien of the related Mortgage.

            (i) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization of the holder's rights against the related Mortgaged Property in the event of a foreclosure or trustee's sale of such property. Upon default by an Obligor on a Mortgage Loan and foreclosure on, or trustee's sale of, the related Mortgaged Property pursuant to proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property underlying that Mortgage Loan, except to the extent that the enforceability of remedies against such Obligor may be subject to applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and to general principles of equity (whether considered in a proceeding at law or in equity).

            (j) In connection with the origination of each Mortgage Loan, the originator complied with all applicable federal, state and local laws and regulations, including but not limited to those related to consumer credit, equal credit opportunity, real estate settlement procedures, truth-in-lending and usury.

            (k) Any appraisal of the Mortgaged Property underlying each Mortgage Loan was made at the time the Mortgage Loan was originated by an appraiser who met the minimum qualifications of Fannie Mae or Freddie Mac for appraisers of conventional residential mortgage loans.

            (l) The assignment of each Mortgage to the [Indenture] Trustee constitutes a legal, valid and binding assignment of the Mortgage and creates, or upon recordation will create, a valid first priority security interest in favor of the [Indenture] Trustee in such Mortgage or vests ownership of such Mortgage in the [Indenture] Trustee.

            (m) The Mortgage securing each Mortgage Loan creates a valid and enforceable first lien on the related Mortgaged Property subject only to Permitted Encumbrances. "Permitted Encumbrances" consist of the following in respect of any Mortgage Loan:

                  (i) the lien of current real property taxes and assessments not yet due and payable;

                  (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in either the title opinion or the lender's title insurance policy delivered to the related originator and referred to or otherwise considered in the appraisal made for the originator; and

                  (iii) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

            (n) There are no mechanic's or other liens against the related Mortgaged Property which are superior to or equal to the first lien of the related Mortgage Loan, except such liens that are expressly insured against by a Title Insurance Policy.

            (o) There are no delinquent taxes, governmental assessments or municipal charges due and owing as to any Mortgaged Property.

            (p) Each Mortgaged Property is free of material damage and, to the best of the Servicer's knowledge, is in good repair. The Servicer is not aware of any condemnation proceedings with respect to any Mortgaged Property.

            (q) All improvements located on a Mortgaged Property that were considered in determining the appraised value of such Mortgaged Property lie within the boundary lines of, and comply with building restrictions applicable to, the Mortgaged Property. There is no violation of applicable zoning laws or regulations with respect to any Mortgaged Property. No improvements on adjoining properties encroach upon any Mortgaged Property in any respect so as to affect adversely the value or marketability of the Mortgaged Property.

            (r) Except with respect to Staged Funded Loans, the full principal amount of each Mortgage Loan has been paid to the related Obligor or according to the direction of the Obligor. The Obligor has no option under the related Mortgage to borrow additional funds secured by the related Mortgage from the applicable Servicer or any other person. The principal balance of each Mortgage Loan as of the Cut-off Date, as set forth in the Mortgage Loan Schedule, is correct and is secured solely by the related Mortgage.

            (s) Except with respect to any funds held in a temporary buy-down fund for a buy-down loan, no Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the related Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (t) Pursuant to the terms of each Mortgage, the Mortgaged Property is insured by an insurer acceptable to Fannie Mae against loss by fire and such other risks as are usually insured against by the broad form of extended coverage hazard insurance policy as is from time to time available. Such Mortgaged Property also is insured against flood hazards if the Mortgaged Property is in an area identified by the Secretary of Housing and Urban Development or the Director of the Federal Emergency Management Agency as subject to special flood hazards (and if flood insurance is available for real properties located in the area in which such Mortgaged Property is located). All such insurance policies (collectively, the "hazard insurance policy") meet the requirements of the current guidelines of the Federal Insurance Administration, conform to the Fannie Mae Sellers' Guide and the Fannie Mae Servicers' Guide, and collectively constitute a standard policy of insurance for the locale where the Mortgaged Property is located. The coverage provided by such a hazard insurance policy is in the amount of the lesser of (i) the full insurable value of the related Mortgaged Property on a replacement cost basis or (ii) the unpaid balance of the Mortgage Loan, and in any event must at least be sufficient to avoid application of any co-insurance clause contained in such hazard insurance policy. The hazard insurance policy names (and will name) the present owner of the Mortgaged Property as the insured and contains a standard mortgagee loss payable clause in favor of the originator (or another initial payee under the related Mortgage Note) and its successors and assigns, including the Seller, the Purchaser and its successors and assigns. The Mortgage obligates the mortgagor thereunder to maintain the hazard insurance policy at the mortgagor's cost and expense, and on the mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such holder's cost and expense, and to seek reimbursement therefor from the mortgagor. Where required by state law or regulation, the mortgagor has been given an opportunity to choose the carrier of the required hazard insurance.

            (u) Each Mortgage Loan is secured by a fee simple estate (or, if the Mortgaged Property is located in Hawaii or Maryland, a leasehold estate) and the related Mortgaged Property consists of a parcel of real property with a single family residence or a two- to four-family dwelling erected thereon.

            (v) Each Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to Fannie Mae or (ii) a title insurance policy or other generally acceptable form of policy of insurance for the jurisdiction in which the related Mortgaged Property is located, issued by a title insurer qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the initial mortgagee (or beneficiary in the case of a deed of trust) and its successors and assigns (including the [Indenture] Trustee) as to the first priority status of the lien created by the related Mortgage, subject only to Permitted Encumbrances (as defined above in paragraph (13)), providing coverage in the amount of at least 95% of the outstanding principal amount of the Mortgage Loan and providing coverage against any loss by reason of the invalidity or unenforceability of the lien resulting from any provisions of the Mortgage providing for adjustment to the Mortgage Rate and Monthly Payment.

            (w) The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

            (x) For any Mortgage that constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently serves as such trustee and is named in the Mortgage, and no fees or expenses are or will become payable by the Seller, the Purchaser or its assignees (including the [Indenture] Trustee) to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor.

            (y) [Each Mortgage Loan is a "qualified mortgage" within the meaning specified for such term in section 860G of the Code and does not contain any provision requiring action that would render it not such a "qualified mortgage."]

            (z) As of the date hereof, no property securing a Mortgage Loan is subject to foreclosure, litigation, bankruptcy or insolvency proceedings or any workout or foreclosure agreement, and, to the best of the Seller's and the Originator's knowledge, the filing of a bankruptcy or insolvency proceeding that would result in any Mortgage Loan becoming subject to bankruptcy or insolvency proceedings is not imminent.

            (aa) [If one or more REMIC elections are to be made with respect to all or part of the Trust, the REMIC Loan-to-Value Ratio of each Mortgage Loan is 125% or less either (i) at the time of its origination or as of the Startup Day or (ii) if such Mortgage Loan has been modified other than as a result of a default or reasonably foreseeable default, as of the Startup Day.]

      The Mortgage Loan-to-Value Ratio is 100% or less either (i) at the time of its origination or as of the Startup Day or (ii) if such Mortgage Loan has been modified other than as a result of a default or reasonably foreseeable default, as of the Startup Day.

      Section 3.5 Representations and Warranties Regarding the Assets in the Aggregate. The Seller and the Originator each represents and warrants to the Purchaser and its assignees as of the Closing Date, with respect to the Assets, [, and on the applicable Subsequent Transfer Date with respect to each Subsequent Asset] that:

            (a) Amounts. The aggregate principal amounts payable by Obligors under the Assets as of the Cut-off Date equal the Cut-off Date Pool Principal Balance. The aggregate principal amounts payable by Obligors under the Assets as of the Cut-off Date equal $______________.

            (b) Characteristics of Assets. The Assets have the following characteristics as of the Cut-Off Date:

                  (i) the Obligors on not more than _____% of the Assets by
            Cut-off Date Pool Principal Balance are located in any one state, the Obligors on not more than ____% of the Assets by Cut-off Date Pool Principal Balance are located in an area with the same zip code and the Obligors on not more than ___% of the Assets by Cut-off Date Pool Principal Balance are located in California in an area with the same zip code;

                  (ii) no Asset has a remaining term to maturity of fewer than
            __ months or more than ___ months;

                  (iii) the final scheduled payment date on the Asset with the latest maturity is in [_____________, 20__];

                  (iv) [___]% of the Assets by Cut-off Date Pool Principal
            Balance is attributable to loans for purchases of new Manufactured Homes and approximately [__]% is attributable to loans for purchases of used Manufactured Homes;

                  (v) [___]% of the Assets by Cut-Off Date Pool Principal
            Balance are attributable to Land-and-Home Contracts;

                  (vi) the Weighted Average Net Asset Rate of the Assets as of
            the Cut-Off Date is at least [___]%per annum;

                  (vii) [___]% of the Assets by Cut-Off Date Pool Principal
            Balance is attributable to loans for the purchase of multi-section Manufactured Homes;

                  (viii) the weighted average (by Cut-Off Date Pool Principal
            Balance) loan to value ratio of the Assets is not more than [___]%;

                  (ix) no Asset was originated before [____, __];

                  (x) [___]% of the Assets by Cut-Off Date Pool Principal
            Balance are secured by Manufactured Homes located in a mobile home park;

                  (xi) the weighted average FICO score of the obligors
            determined in connection with the origination of the Assets, and weighted based on Cut-off Date Principal Balance, is not less than _____;

                  (xii) the number of refinancings relating to repossessions is not greater than [___]% and

                  (xiii) no more than [___]% of the Assets will be secured by
            Manufactured Homes located in the State of Texas.

            (c) Electronic File. The Electronic File made available by the Seller was complete and accurate as of its date and includes a description of the same Assets that are described in the List of Contracts or Mortgage Loan Schedule.

            (d) Marking Records. By the Closing Date, the Seller has caused the portions of the Electronic Ledger relating to the Assets to be clearly and unambiguously marked to indicate that such Assets constitute part of the Trust Estate and are held by the Custodian on behalf of the [Indenture] Trustee for the benefit of the [Noteholders] [Certificateholders] in accordance with the terms of the [Indenture] [Pooling and Servicing Agreement].

            (e) No Adverse Selection. No adverse selection procedures have been employed in selecting the Assets.

      Section 3.6 Representations and Warranties Regarding the Asset Files.

            The Seller and the Originator each represents and warrants to the Purchaser, as of the Closing Date with respect to the Assets, that:

            (a) Bulk Transfer Laws. The transfer, assignment and conveyance of the Assets and the Asset Files by the Seller pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

            With respect to the representations and warranties set forth in this Section that are made to the best of the each of the Seller's and Originator's knowledge or as to which the Seller and the Originator have no knowledge, if it is discovered by the Purchaser, the Seller, the Originator, the Servicer, the Issuer or the [Indenture] Trustee that the substance of any such representation or warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Asset or the interest of the Trust Estate therein, notwithstanding the Seller's or Originator's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty and either the Seller or the Originator, as applicable, shall cure such breach, repurchase the related Asset at the Repurchase Price or substitute an Eligible Substitute Asset therefor pursuant to Section 3.6(b).

      Section 3.7 Remedies for Breach. (a) Upon discovery by the Originator or Seller, as applicable, or upon notice from the Purchaser, [the Issuer, the Owner Trustee,] the Servicer, the Originator, the Seller or the [Indenture] Trustee, as applicable, of any materially defective document in, or that a document was not transferred by the Seller (as listed on the [Indenture] Trustee's preliminary exception report) as part of any File, or of a breach of any representation or warranty set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5 or 3.6 of this Agreement which materially and adversely affects the interests of the Noteholders or the Certificateholders, as applicable, in any Asset, the Originator or Seller, as applicable, shall, within 60 days of its discovery or its receipt of notice of such breach, deliver such missing document or cure such defect or breach in all material respects or, in the event the Originator or Seller, as applicable, cannot deliver such missing document or cannot cure such defect or breach, the Originator or Seller, as applicable, shall, within ninety
(90) days of its discovery or receipt of notice, either (i) repurchase the affected Asset at the Repurchase Price or (ii) pursuant to the provisions of the [Indenture] [Pooling and Servicing Agreement], cause the removal of such Asset from the Trust Estate and substitute one or more Eligible Substitute Assets. The Originator or Seller, as applicable, shall amend the Asset Schedule to reflect the withdrawal of such Asset from the terms of this Agreement and the [Indenture] [Pooling and Servicing Agreement]. Notwithstanding the foregoing, the failure of an Asset File to include evidence of title to a Manufactured Home described in Section _______ above shall not constitute a breach until the passage of the 180-day period referred to in Section ______, without the delivery of the required documents. The Originator or Seller, as applicable, shall deliver to the Purchaser such amended Asset Schedule and shall deliver such other documents as are required by this Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 3.7 shall be accomplished by transfer to an account designated by the Purchaser of the amount of the Repurchase Price in accordance with the Servicing Agreement [Pooling and Servicing Agreement]. Any repurchase required by this Section 3.7 shall be made in a manner consistent with the Servicing Agreement [Pooling and Servicing Agreement]. The Repurchase Price for any such Asset repurchased by the Originator or the Seller, as applicable, shall be paid by the Originator or the Seller, as applicable, to the Servicer for deposit in the Collection Account maintained by it pursuant to the [Servicing Agreement] [Pooling and Servicing Agreement].

            (b) The Originator, at its election, may substitute one or more Eligible Substitute Assets for any Assets that it is obligated to repurchase in accordance with this Section 3.6 (such Assets being referred to as the "Replaced Assets") upon satisfaction of the following conditions:

                  (i) the Originator shall have conveyed to the [Indenture]
            Trustee the Assets to be substituted for the Replaced Assets and the Asset Files related to such Assets and the Originator shall have marked the Electronic Ledger indicating that such Assets constitute part of the Trust Estate;

                  (ii) the Assets to be substituted for the Replaced Assets are
            Eligible Substitute Assets and the Originator delivers an Officers' Certificate, substantially in the form of Exhibit A hereto, to the [Indenture] Trustee certifying that such Assets are Eligible Substitute Assets;

                  (iii) the Seller shall have delivered to the [Indenture]
            Trustee evidence of filing of a UCC-1 financing statement executed by the Seller as debtor, naming the [Indenture] Trustee as secured party filed in the State of Delaware, listing such Assets as collateral, or shall have delivered to the Depositor or the [Indenture] Trustee, as the case may be, an amended Asset Schedule;

                  (iv) if the aggregate Principal Balance of such Replaced
            Assets is greater than the aggregate Principal Balance of the Assets being substituted, the Originator shall have delivered to the Servicer for deposit in the Collection Account the amount of such excess and shall have included in the Officers' Certificate required by clause (ii) above a certification that such deposit has been made.

            Such substitution shall be effected prior to the first Determination Date that occurs more than 90 days after the Originator becomes aware, or receives written notice from the [Indenture] Trustee, of the breach referred to in this Section 3.7. Promptly after any substitution of an Asset, the Originator shall give written notice of such substitution to each Rating Agency.

            (c) It is understood and agreed that the obligations of the Originator and the Seller set forth in this Section 3.7 to cure or repurchase a defective Asset shall, except to the extent provided in last sentence of this
Section 3.7(c) and in Section 5.1 of this Agreement, constitute the sole remedies of the Purchaser, the Issuer, the Certificateholders [(or the Owner Trustee on behalf of the Certificateholders)] and the Noteholders (or the [Indenture] Trustee, or the Servicer, acting pursuant to the [Servicing Agreement] [Pooling and Servicing Agreement], on behalf of the Noteholders [Certificateholders]) against the Originator or the Seller, as applicable, respecting a missing document or a breach of the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5 or 3.6 of this Agreement. It is understood and agreed that the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5 or 3.6 of this Agreement shall survive delivery of the respective Asset Files to the Purchaser. In addition, the Originator shall defend and indemnify the Purchaser, [the Issuer, the Owner Trustee], the [Indenture] Trustee, its officers, directors, employees and agents, and the Noteholders and the Certificateholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, arising out of any claims which may be asserted against or incurred by any of them as a result of any third-party action arising out of the breach of the representations and warranties set forth in Sections 3.3 (i),
3.3 (bb) and 3.3 (cc) of this Agreement.

                                   ARTICLE IV

                               SELLER'S COVENANTS

      Section 4.1 Covenants of the Seller. The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Asset, or any interest therein; the Seller will notify the [Indenture] Trustee, as assignee of the Purchaser, of the existence of any Lien on any Asset immediately upon discovery thereof; and the Seller will defend the right, title and interest of the [Issuer] [Trustee], as assignee of the Purchaser, in, to and under the Assets, against all claims of third parties claiming through or under the Seller.

                                    ARTICLE V

                        INDEMNIFICATION BY THE ORIGINATOR

      Section 5.1 Indemnification. The Originator agrees to indemnify and to hold the Purchaser harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way (i) related to the failure of the Seller or the Originator to perform its duties in compliance with the terms of this Agreement or (ii) arising from a breach by the Seller or the Originator of its representations and warranties in Article III of this Agreement. The Originator shall immediately notify the Purchaser if a claim is made by a third party with respect to this Agreement, and the Originator shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser in respect of such claim.

                                   ARTICLE VI

                                   TERMINATION

      Section 6.1 Termination. The respective obligations and responsibilities of the Seller, the Originator and the Purchaser created hereby shall terminate, except for the Originator's indemnity obligations as provided herein, upon the termination of the [Issuer pursuant to the terms of the Trust Agreement] [Trust pursuant to the terms of the Pooling and Servicing Agreement].

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

      Section 7.1 Amendment. This Agreement may be amended from time to time by the Seller, the Originator and the Purchaser by written agreement signed by the Seller, the Originator and the Purchaser, which consent shall not be unreasonably withheld.

      Section 7.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without regard to the conflicts of laws provisions thereof (except Section 5-1401 of the New York General Obligations Law).

      Section 7.3 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered addressed as follows:

                  (i)   if to the Seller:

                                [Origen Securitization Company, LLC]
                                [Origen Servicing, Inc.]
                                27777 South Franklin Road
                                Suite 1700
                                Southfield, Michigan 48034
                                Attention:  Mark Landschulz and Ronald A. Klein

                        with a copy to:

                                Thomas Y. Hiner
                                Hunton & Williams LLP
                                951 East Byrd Street
                                Riverfront Plaza, East Tower
                                Richmond, Virginia  23219

or, such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

                  (ii) if to the Purchaser:

                                Origen Residential Securities, Inc.
                                27777 South Franklin Road
                                Suite 1700
                                Southfield, Michigan 48034
                                Attention:  Mark Landschulz and Ronald A. Klein

                        with a copy to:

                                Thomas Y. Hiner
                                Hunton & Williams LLP
                                951 East Byrd Street
                                Riverfront Plaza, East Tower
                                Richmond, Virginia  23219

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

                  (iii) if to the Originator:

                                Origen Financial L.L.C.
                                27777 South Franklin Road
                                Suite 1700
                                Southfield, Michigan 48034
                                Attention:  Mark Landschulz and Ronald A. Klein

                        with a copy to:

                                Thomas Y. Hiner
                                Hunton & Williams LLP
                                951 East Byrd Street
                                Riverfront Plaza, East Tower
                                Richmond, Virginia  23219

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

                  (iv) if to the Owner Trustee:
                                _______________________________
                                _______________________________
                                _______________________________
                                _______________________________

                  (v) [if to the Issuer:
                                Origen Manufactured Housing Contract Trust
                                Series 20__-_
                                c/o Origen Servicing, Inc.
                                27777 South Franklin Road
                                Suite 1700
                                Southfield, Michigan 48034
                                Attention:  Mark Landschulz and Ronald A. Klein]

                  (vi) if to the [Indenture] Trustee:
                                _______________________________
                                _______________________________
                                _______________________________
                                _______________________________

      Section 7.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 7.5 Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Seller and the Originator shall be rendered as independent contractors and not as agents for the Purchaser.

      Section 7.6 Counterparts. This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts together shall constitute one and the same agreement.

      Section 7.7 Further Agreements. The Purchaser, the Originator and the Seller each agrees to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement. Each of the Purchaser, the Originator and the Seller agrees to use its best reasonable efforts to take all actions necessary to be taken by it to cause [(i) the Class A-1, Class A-2, Class A-3 and Class A-4 Notes to be issued and rated "Aaa" by Moody's and "AAA" by Standard & Poor's, (ii) the Class M-1 Notes to be issued and rated "Aa2" by Moody's and "AA" by Standard & Poor's, and (iii) the Class M-2 Notes to be issued and rated "A2" by Moody's and "A" by Standard & Poor's,] with the Notes to be offered pursuant to the Purchaser's shelf registration statement, and each party will cooperate with the other in connection therewith.

      Section 7.8 Intention of the Parties. The Seller and the Purchaser agree that it is their intention that the sale of the Assets to the Purchaser[, and the Purchaser's sale of the Assets to the Issuer pursuant to the Trust Agreement shall be treated for federal, state and local tax purposes as the retention by Origen REIT of the ownership of the Assets (with the issuance of the Notes treated for federal, state and local tax purposes as the financing of the Assets by the Seller's consolidated group of companies by the issuance of indebtedness secured by the Assets)] [a sale of the Assets] and mutually covenant to report this and all related transactions for all federal, stated and local tax reporting purposes in a manner consistent with that intent.

      Section 7.9 Successors and Assigns; Assignment of Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Originator, the Purchaser and their respective successors and assigns. The obligations of the Seller and the Originator under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser, which consent shall be at the Purchaser's sole discretion. The parties hereto acknowledge that the Purchaser is acquiring the Assets for the purpose of selling them to the Issuer who will in turn pledge the Assets to the [Indenture] Trustee for the benefit of the Noteholders and the Certificateholders. As an inducement to the Purchaser to purchase the Assets, the Seller and the Originator acknowledge and consent to (i) the assignment by the Purchaser to the Issuer of all of the Purchaser's rights against the Seller and the Originator pursuant to this Agreement and to the enforcement or exercise of any right or remedy against the Seller and the Originator pursuant to this Agreement as assigned by the Purchaser and (ii) the assignment by the Issuer to the [Indenture] Trustee of such rights and to the enforcement or exercise of any right or remedy by the [Indenture] Trustee, or the Servicer acting pursuant to the Servicing Agreement [Pooling and Servicing Agreement], against the Seller and the Originator pursuant to this Agreement [as assigned by the Issuer]. Such enforcement of a right or remedy by the Issuer, the Owner Trustee, the Servicer or the [Indenture] Trustee, as applicable, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

      Section 7.10 Survival. The representations and warranties made herein by the Seller and the Originator and the provisions of Article V hereof shall survive the purchase of the Assets hereunder.

      Section 7.11 Third Party Beneficiary. The [Indenture] Trustee shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

                                                                    Exhibit 99.5

            IN WITNESS WHEREOF, the Seller, the Originator and the Purchaser have caused their names to be signed to this Asset Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                                           ORIGEN RESIDENTIAL SECURITIES, INC.
                                             as Purchaser

                                           By:__________________________________
                                           Name:
                                           Title:

                                           [ORIGEN SECURITIZATION COMPANY, LLC ]
                                           [ORIGEN SERVICING, INC.]
                                             as Seller

                                           By:__________________________________
                                           Name:
                                           Title:

                                           ORIGEN FINANCIAL L.L.C.
                                             as Originator

                                           By:__________________________________
                                           Name:
                                           Title:

                                  SCHEDULE I-A

                                LIST OF CONTRACTS

                                     1-A-1

                                  SCHEDULE I-B

                             MORTGAGE LOAN SCHEDULE

                                      1-B-1

                                    EXHIBIT A

                FORM OF CERTIFICATE REGARDING SUBSTITUTED ASSETS
                             ORIGEN FINANCIAL L.L.C.
                    CERTIFICATE REGARDING SUBSTITUTED ASSETS

            The undersigned certify that they are [title] and [title], of Origen Financial L.L.C., a limited liability company formed under the laws of Delaware ("the Company"), and that as such they are duly authorized to execute and deliver this certificate on behalf of the Company pursuant to Section 3.7(b) of the Asset Purchase Agreement, dated _____________, 20__ (the "Agreement"), among [Origen Securitization Company, LLC] [Origen Servicing, Inc.] (the "Seller"), Origen Financial L.L.C. (the "Originator") and Origen Residential Securities, Inc. (all capitalized terms used herein without definition having the respective meanings specified in the [Indenture] [Pooling and Servicing Agreement], dated as of _____________, 20__, between ________________________ (the "[Indenture]
Trustee")), and further certify that:

                  1. The Asset and Asset File for each such Eligible Substitute Asset [are being held by the Company, as Servicer] have been delivered to [the [Indenture] Trustee or its Custodian] [___________, the successor Servicer].

                  2. The Assets on the attached schedule are to be substituted on the date hereof pursuant to Section 3.7(b) of the Agreement and each such Asset is an Eligible Substitute Asset.

                  3. The UCC-1 financing statements in respect of the Assets to be substituted, in the form required by Section 3.7(b)(iii) of the Agreement, have been filed with the appropriate offices.

                  4. The Company shall have delivered to the [Indenture] Trustee, or its Custodian, the related [Contract Files,] Land-and-Home Contract Files and Trustee Mortgage Loan Files.

                  5. There has been deposited in the Collection Account the amounts listed on the schedule attached hereto as the amount by which the Principal Balance of each Replaced Asset exceeds the Principal Balance of each Asset being substituted therefor.

            IN WITNESS WHEREOF, we have affixed hereunto our signatures this____day of ______.

                             ORIGEN FINANCIAL L.L.C.

                                         By ____________________________________

                                         [Name]
                                         [Title]

                                      A-1